Exhibit 99.1
SelectQuote, Inc. Reports Third Quarter 2024 Results

Third Quarter of Fiscal Year 2024 – Consolidated Earnings Highlights

•Revenue of $376.4 million
•Net income of $8.6 million
•Adjusted EBITDA* of $46.6 million

Raising Fiscal Year 2024 Guidance Ranges:

•Revenue expected in a range of $1.25 billion to $1.3 billion vs prior range of $1.23 billion to $1.3 billion
•Net loss expected in a range of $34 million to $21 million vs prior range of $45 million to $22 million
•Adjusted EBITDA* expected in a range of $100 million to $110 million vs prior range of $90 million to $105 million

Third Quarter of Fiscal Year 2024 – Segment Highlights

Senior
•Revenue of $204.3 million
•Adjusted EBITDA* of $61.5 million
•Approved Medicare Advantage policies of 185,716

Healthcare Services
•Revenue of $124.2 million
•Adjusted EBITDA* of $1.6 million
•Over 75,000 SelectRx members

Life
•Revenue of $40.7 million
•Adjusted EBITDA* of $3.1 million

Auto & Home
•Revenue of $9.1 million
•Adjusted EBITDA* of $3.6 million

OVERLAND PARK, Kan., May 9, 2024--(BUSINESS WIRE)--SelectQuote, Inc. (NYSE: SLQT) reported consolidated revenue for the third quarter of fiscal year 2024 of $376.4 million, compared to consolidated revenue for the third quarter of fiscal year 2023 of $299.4 million. Consolidated net income for the third quarter of fiscal year 2024 was $8.6 million, compared to consolidated net income for the third quarter of fiscal year 2023 of $9.3 million. Finally, consolidated Adjusted EBITDA* for the third quarter of fiscal year 2024 was $46.6 million, compared to consolidated Adjusted EBITDA* for the third quarter of fiscal year 2023 of $44.0 million.

Chief Executive Officer Tim Danker commented, “SelectQuote outperformed our own expectations for the 9th consecutive quarter, and the company has never been better positioned to drive shareholder value. We firmly believe SelectQuote can amplify the strong operating results achieved over the past two years since our foundational strategic redesign.”

“Our Senior business completed another highly successful Medicare Advantage busy season in the quarter, which produced stable and attractive economics across both policy growth, LTV expansion, and operating efficiency. The segment’s core tenured agents helped over 185,000 Americans find the right Medicare Advantage policy and did so with strong overall cost per policy and efficient close rates, which drove a Senior Adjusted EBITDA margin above 30% in one of our highest open enrollment period (OEP) quarters for revenue in company history. The success in our Senior business also enhanced the continued expansion of our Healthcare Services business, which saw SelectRx grow by over 12,000 members, significantly exceeding our original outlook. Overall, our holistic healthcare platform created new customers at a highly efficient revenue to customer acquisition cost of over 4x, which will drive significant Adjusted EBITDA contribution as Healthcare Services continues to scale.”

*See “Non-GAAP Financial Measures” below.

Mr. Danker concluded, “The teams at SelectQuote and our leadership are energized about the successes experienced year-to-date. We have conviction that 2024 will prove to be an inflection point in our company’s history, and SelectQuote is poised to leverage our unique healthcare platform to drive attractive returns for our shareholders in the quarters and years ahead.”

Segment Results

We currently report on four segments: 1) Senior, 2) Healthcare Services, 3) Life, and 4) Auto & Home. The performance measures of the segments include total revenue, Adjusted EBITDA,* and Adjusted EBITDA Margin.* Costs of revenue, cost of goods sold-pharmacy revenue, marketing and advertising, selling, general, and administrative, and technical development operating expenses that are directly attributable to a segment are reported within the applicable segment. Indirect costs of revenue, marketing and advertising, selling, general, and administrative, and technical development operating expenses are allocated to each segment based on varying metrics such as headcount. Adjusted EBITDA is calculated as total revenue for the applicable segment less direct and allocated costs of revenue, cost of goods sold, marketing and advertising, technical development, and selling, general, and administrative operating costs and expenses, excluding depreciation and amortization expense; gain or loss on disposal of property, equipment, and software; share-based compensation expense; and non-recurring expenses such as severance payments and transaction costs.

Senior

Financial Results

The following table provides the financial results for the Senior segment for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2024	2023	% Change	2024	2023	% Change
Revenue	$204,259	$185,200	10%	$541,705	$486,541	11%
Adjusted EBITDA*	61,494	59,166	4%	138,871	138,933	—%
Adjusted EBITDA Margin*	30%	32%		26%	29%

Operating Metrics

Submitted Policies

Submitted policies are counted when an individual completes an application with our licensed agent and provides authorization to the agent to submit the application to the insurance carrier partner. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier.

The following table shows the number of submitted policies for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
	2024	2023	% Change	2024	2023	% Change
Medicare Advantage	226,692	196,372	15%	602,936	538,247	12%
Medicare Supplement	650	675	(4)%	2,334	2,905	(20)%
Dental, Vision and Hearing	16,588	21,175	(22)%	48,892	59,513	(18)%
Prescription Drug Plan	665	416	60%	2,696	2,082	29%
Other	774	1,864	(58)%	3,724	5,402	(31)%
Total	245,369	220,502	11%	660,582	608,149	9%

*See “Non-GAAP Financial Measures” below.

Approved Policies

Approved policies represents the number of submitted policies that were approved by our insurance carrier partners for the identified product during the indicated period. Not all approved policies will go in force.

The following table shows the number of approved policies for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
	2024	2023	% Change	2024	2023	% Change
Medicare Advantage	185,716	165,530	12%	517,973	467,540	11%
Medicare Supplement	445	557	(20)%	1,578	2,184	(28)%
Dental, Vision and Hearing	14,042	16,968	(17)%	41,474	47,940	(13)%
Prescription Drug Plan	1,114	521	114%	2,684	1,794	50%
Other	789	1,029	(23)%	2,834	3,932	(28)%
Total	202,106	184,605	9%	566,543	523,390	8%

Lifetime Value of Commissions per Approved Policy

Lifetime value of commissions per approved policy represents commissions estimated to be collected over the estimated life of an approved policy based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints. The lifetime value of commissions per approved policy is equal to the sum of the commission revenue due upon the initial sale of a policy, and when applicable, an estimate of future renewal commissions.

The following table shows the lifetime value of commissions per approved policy for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(dollars per policy):	2024	2023	% Change	2024	2023	% Change
Medicare Advantage	$995	$965	3%	$923	$888	4%
Medicare Supplement	1,271	871	46%	1,108	994	11%
Dental, Vision and Hearing	101	91	11%	100	95	5%
Prescription Drug Plan	237	194	22%	237	211	12%
Other	36	123	(71)%	(3)	100	(103)%

Healthcare Services

Financial Results

The following table provides the financial results for the Healthcare Services segment for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2024	2023	% Change	2024	2023	% Change
Revenue	$124,207	$70,725	76%	$333,284	$169,270	97%
Adjusted EBITDA*	1,609	(3,366)	148%	6,911	(24,456)	128%
Adjusted EBITDA Margin*	1%	(5)%		2%	(14)%

*See “Non-GAAP Financial Measures” below.

Operating Metrics

Total Members

The total number of SelectRx members represents the amount of customers to which an order has been shipped, as this is the primary key driver of revenue for Healthcare Services.

The following table shows the total number of SelectRx members for the date presented:

	March 31, 2024	March 31, 2023
Total SelectRx Members	75,074	44,993

Prescriptions Per Day

Prescriptions per day represents the total average prescriptions shipped per business day, as this is a primary key driver of revenue for Healthcare Services.

The following table shows the prescriptions shipped per day for the periods presented:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Prescriptions Per Day	20,216	11,737	17,582	9,753

Combined Senior and Healthcare Services - Consumer Per Unit Economics

The opportunity to leverage our existing database and distribution model to improve access to healthcare services for our consumers has created a need for us to review our key metrics related to our per unit economics. As we think about the revenue and expenses for Healthcare Services, we note that they are derived from the marketing acquisition costs associated with the sale of an MA or MS policy, some of which costs are allocated directly to Healthcare Services, and therefore determined that our per unit economics measure should include components from both Senior and Healthcare Services. See details of revenue and expense items included in the calculation below.

Combined Senior and Healthcare Services consumer per unit economics represents total MA and MS commissions; other product commissions; other revenues, including revenues from Healthcare Services; and operating expenses associated with Senior and Healthcare Services, each shown per number of approved MA and MS policies over a given time period. Management assesses the business on a per-unit basis to help ensure that the revenue opportunity associated with a successful policy sale is attractive relative to the marketing acquisition cost. Because not all acquired leads result in a successful policy sale, all per-policy metrics are based on approved policies, which is the measure that triggers revenue recognition.

The MA and MS commission per MA/MS policy represents the LTV for policies sold in the period. Other commission per MA/MS policy represents the LTV for other products sold in the period, including DVH prescription drug plan, and other products, which management views as additional commission revenue on our agents’ core function of MA/MS policy sales. Pharmacy revenue per MA/MS policy represents revenue from SelectRx, and other revenue per MA/MS policy represents revenue from Population Health, production bonuses, marketing development funds, lead generation revenue, and adjustments from the Company’s reassessment of its cohorts’ transaction prices. Total operating expenses per MA/MS policy represents all of the operating expenses within Senior and Healthcare Services. The revenue to customer acquisition cost (“CAC”) multiple represents total revenue as a multiple of total marketing acquisition costs, which represents the direct costs of acquiring leads. These costs are included in marketing and advertising expense within the total operating expenses per MA/MS policy.

*See “Non-GAAP Financial Measures” below.

The following table shows combined Senior and Healthcare Services consumer per unit economics for the periods presented. Based on the seasonality of Senior and the fluctuations between quarters, we believe that the most relevant view of per unit economics is on a rolling 12-month basis. All per MA/MS policy metrics below are based on the sum of approved MA/MS policies, as both products have similar commission profiles.

	Twelve Months Ended March 31,
(dollars per approved policy):	2024	2023
Medicare Advantage and Medicare Supplement approved policies	630,013	586,238
Medicare Advantage and Medicare Supplement commission per MA/MS policy	$907	$886
Other commission per MA/MS policy	10	15
Pharmacy revenue per MA/MS policy	641	320
Other revenue per MA/MS policy	126	66
Total revenue per MA/MS policy	1,684	1,287
Total operating expenses per MA/MS policy	(1,425)	(1,167)
Adjusted EBITDA per MA/MS policy (1)	$259	$120
Adjusted EBITDA Margin per MA/MS policy (1)	15%	9%
Revenue/CAC multiple	4.2X	3.5X
(1) These financial measures are not calculated in accordance with GAAP. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in the Company’s Quarterly Report on Form 10-Q for information regarding our use of these non-GAAP financial measures and a reconciliation of such measures to their nearest comparable financial measures calculated and presented in accordance with GAAP.

Total revenue per MA/MS policy increased 31% for the twelve months ended March 31, 2024, compared to the twelve months ended March 31, 2023, primarily due to the increase in pharmacy revenue. Total operating expenses per MA/MS policy increased 22% for the twelve months ended March 31, 2024, compared to the twelve months ended March 31, 2023, primarily driven by increase in cost of goods sold-pharmacy revenue for SelectRx due to the growth of the business.

Life

Financial Results

The following table provides the financial results for the Life segment for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2024	2023	% Change	2024	2023	% Change
Revenue	$40,686	$36,950	10%	$115,855	$107,780	7%
Adjusted EBITDA*	3,138	5,303	(41)%	12,945	16,371	(21)%
Adjusted EBITDA Margin*	8%	14%		11%	15%

Operating Metrics

Life premium represents the total premium value for all policies that were approved by the relevant insurance carrier partner and for which the policy document was sent to the policyholder and payment information was received by the relevant insurance carrier partner during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Life segment.

*See “Non-GAAP Financial Measures” below.

The following table shows term and final expense premiums for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2024	2023	% Change	2024	2023	% Change
Term Premiums	$16,788	$17,512	(4)%	$52,376	$48,433	8%
Final Expense Premiums	23,724	19,308	23%	62,811	58,766	7%
Total	$40,512	$36,820	10%	115,187	107,199	7%

Auto & Home

Financial Results

The following table provides the financial results for the Auto & Home segment for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2024	2023	% Change	2024	2023	% Change
Revenue	$9,134	$8,238	11%	$28,649	$23,128	24%
Adjusted EBITDA*	3,609	2,591	39%	11,654	7,315	59%
Adjusted EBITDA Margin*	40%	31%		41%	32%

Operating Metrics

Auto & Home premium represents the total premium value of all new policies that were approved by our insurance carrier partners during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Auto & Home segment.

The following table shows premiums for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands):	2024	2023	% Change	2024	2023	% Change
Premiums	$14,180	$12,828	11%	$42,746	$36,456	17%

Amendment to Credit Agreement

On May 8, 2024, the Company and its lenders agreed to amend the Company’s credit agreement to extend the maturity date with respect to $683.8 million of extended term loans from February 15, 2025 to May 15, 2025. The amendment also provides for a minimum asset coverage ratio and minimum liquidity requirements for the extension period. Additional information regarding the amendment will be included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2024.

Earnings Conference Call

SelectQuote, Inc. will host a conference call with the investment community today, Thursday, May 9, 2024, beginning at 9:00 a.m. ET. To register for this conference call, please use this link: https://www.netroadshow.com/events/login?show=2a79382d&confId=63927. After registering, a confirmation will be sent via email, including dial-in details and unique conference call codes for entry. Registration is open through the live call, but to ensure you are connected for the full call we suggest registering at least 10 minutes before the start of the call. The event will also be webcasted live via our investor relations website https://ir.selectquote.com/investor-home/default.aspx.

*See “Non-GAAP Financial Measures” below.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this release Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We define Adjusted EBITDA as income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, and certain add-backs for non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. The most directly comparable GAAP measure is net income (loss). We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. The most directly comparable GAAP measure is net income margin. We monitor and have presented in this release Adjusted EBITDA and Adjusted EBITDA Margin because they are key measures used by our management and Board of Directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of these non-GAAP financial measures. Accordingly, we believe these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. Reconciliations of the differences between the non-GAAP financial measures included herein and their most directly comparable GAAP financial measures are set forth below beginning on page 12.

Forward Looking Statements

This release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the impacts of the COVID-19 pandemic and any other public health events, our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, including exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions, including inflation; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and other legal proceedings or inquiries; our existing and future indebtedness; our ability to maintain compliance with our debt covenants and meet our scheduled repayment obligations under our debt arrangements; our ability to access additional capital on acceptable terms; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; failure to market and sell Medicare plans effectively or in compliance with laws; and other factors related to our pharmacy business, including manufacturing or supply chain disruptions, access to and demand for prescription drugs, and regulatory changes or other industry developments that may affect our pharmacy operations. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent periodic reports filed by us with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

About SelectQuote:

Founded in 1985, SelectQuote (NYSE: SLQT) provides solutions that help consumers protect their most valuable assets: their families, health, and property. The company pioneered the model of providing unbiased comparisons from multiple, highly-rated insurance companies allowing consumers to choose the policy and terms that best meet their unique needs. Two foundational pillars underpin SelectQuote’s success: a strong force of highly-trained and skilled agents who provide a consultative needs analysis for every consumer, and proprietary technology that sources and routes high-quality leads.

With an ecosystem offering high touchpoints for consumers across insurance, medicare, pharmacy, and value-based care, the company now has four core business lines: SelectQuote Senior, SelectQuote Healthcare Services, SelectQuote Life, and SelectQuote Auto and Home. SelectQuote Senior serves the needs of a demographic that sees around 10,000 people turn 65 each day with a range of Medicare Advantage and Medicare Supplement plans. SelectQuote Healthcare Services is comprised of the SelectRx Pharmacy, a Patient-Centered Pharmacy Home™ (PCPH) accredited pharmacy, and Population Health, which proactively connects consumers with a wide breadth of healthcare services supporting their needs.

Investor Relations:
Sloan Bohlen
877-678-4083
investorrelations@selectquote.com

Media:
Matt Gunter
913-286-4931
matt.gunter@selectquote.com

Source: SelectQuote, Inc.

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	March 31, 2024	June 30, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$37,808	$83,156
Accounts receivable, net of allowances of $6.5 million and $2.7 million, respectively	253,083	154,565
Commissions receivable-current	69,165	111,148
Other current assets	24,115	14,355
Total current assets	384,171	363,224
COMMISSIONS RECEIVABLE—Net	763,958	729,350
PROPERTY AND EQUIPMENT—Net	22,536	27,452
SOFTWARE—Net	13,952	14,740
OPERATING LEASE RIGHT-OF-USE ASSETS	19,341	23,563
INTANGIBLE ASSETS—Net	7,926	10,200
GOODWILL	29,136	29,136
OTHER ASSETS	4,119	21,586
TOTAL ASSETS	$1,245,139	$1,219,251

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$61,168	$27,577
Accrued expenses	21,058	16,993
Accrued compensation and benefits	57,483	49,966
Operating lease liabilities—current	4,663	5,175
Current portion of long-term debt	37,717	33,883
Contract liabilities	3,655	1,691
Other current liabilities	4,227	1,972
Total current liabilities	189,971	137,257
LONG-TERM DEBT, NET—less current portion	648,331	664,625
DEFERRED INCOME TAXES	35,057	39,581
OPERATING LEASE LIABILITIES	22,326	27,892
OTHER LIABILITIES	2,649	2,926
Total liabilities	898,334	872,281

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock, $0.01 par value	1,692	1,669
Additional paid-in capital	577,389	567,266
Accumulated deficit	(238,752)	(235,644)
Accumulated other comprehensive income	6,476	13,679
Total shareholders’ equity	346,805	346,970
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,245,139	$1,219,251

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)
(In thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
REVENUE:
Commission	$230,763	$197,258	$611,744	$533,627
Pharmacy	120,282	66,948	323,865	159,641
Other	25,355	35,192	78,958	87,802
Total revenue	376,400	299,398	1,014,567	781,070

OPERATING COSTS AND EXPENSES:
Cost of revenue	84,315	79,186	254,250	235,827
Cost of goods sold—pharmacy revenue	106,172	62,302	284,360	154,753
Marketing and advertising	109,276	90,205	288,676	237,724
Selling, general, and administrative	34,971	27,544	97,049	86,662
Technical development	8,604	6,434	24,291	18,860
Total operating costs and expenses	343,338	265,671	948,626	733,826

INCOME FROM OPERATIONS	33,062	33,727	65,941	47,244

INTEREST EXPENSE, NET	(24,330)	(21,105)	(70,141)	(58,885)
OTHER INCOME (EXPENSE,) NET	(12)	(206)	(51)	(118)
INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)	8,720	12,416	(4,251)	(11,759)
INCOME TAX EXPENSE (BENEFIT)	169	3,152	(1,143)	(1,053)

NET INCOME (LOSS)	$8,551	$9,264	$(3,108)	$(10,706)

NET INCOME (LOSS) PER SHARE:
Basic	$0.05	$0.06	$(0.02)	$(0.06)
Diluted	$0.05	$0.06	$(0.02)	$(0.06)

WEIGHTED-AVERAGE COMMON STOCK OUTSTANDING USED IN PER SHARE AMOUNTS:
Basic	169,070	166,543	168,291	165,951
Diluted	170,956	167,905	168,291	165,951

OTHER COMPREHENSIVE INCOME (LOSS) NET OF TAX:
Gain (loss) on cash flow hedge	(1,771)	(2,661)	(7,203)	1,358
OTHER COMPREHENSIVE INCOME (LOSS)	(1,771)	(2,661)	(7,203)	1,358
COMPREHENSIVE INCOME (LOSS)	$6,780	$6,603	$(10,311)	$(9,348)

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,108)	$(10,706)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	18,591	21,087
Loss on disposal of property, equipment, and software	13	390
Share-based compensation expense	10,512	8,525
Deferred income taxes	(2,151)	(1,416)
Amortization of debt issuance costs and debt discount	4,863	6,250
Write-off of debt issuance costs	293	710
Accrued interest payable in kind	14,323	8,450
Non-cash lease expense	1,945	3,115
Changes in operating assets and liabilities:
Accounts receivable, net	(98,519)	(62,738)
Commissions receivable	7,375	17,092
Other assets	(2,620)	3,166
Accounts payable and accrued expenses	36,073	6,440
Operating lease liabilities	(3,802)	(4,331)
Other liabilities	11,453	(8,869)
Net cash used in operating activities	(4,759)	(12,835)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,114)	(1,056)
Proceeds from sales of property and equipment	253	—
Purchases of software and capitalized software development costs	(6,065)	(5,804)
Net cash used in investing activities	(8,926)	(6,860)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on Term Loans	(30,412)	(17,833)
Payments on other debt	(112)	(123)
Proceeds from common stock options exercised and employee stock purchase plan	8	1,187
Payments of tax withholdings related to net share settlement of equity awards	(374)	(40)
Payments of debt issuance costs	(773)	(10,110)
Payment of acquisition holdback	—	(2,335)
Net cash used in financing activities	(31,663)	(29,254)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(45,348)	(48,949)
CASH AND CASH EQUIVALENTS—Beginning of period	83,156	140,997
CASH AND CASH EQUIVALENTS—End of period	$37,808	$92,048

SELECTQUOTE, INC. AND SUBSIDIARIES
Net Income (Loss) to Adjusted EBITDA Reconciliation
(Unaudited)

	Three Months Ended March 31, 2024
(in thousands)	Senior	Healthcare Services	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$204,259	$124,207	$40,686	$9,134	$(1,886)	$376,400
Operating expenses	(142,765)	(122,598)	(37,548)	(5,524)	(21,355)	(329,790)
Other income (expense), net	—	—	—	(1)	(11)	(12)
Adjusted EBITDA	$61,494	$1,609	$3,138	$3,609	$(23,252)	$46,598
Share-based compensation expense						(3,515)
Transaction costs						(3,325)
Depreciation and amortization						(6,704)
Loss on disposal of property, equipment, and software						(4)
Interest expense, net						(24,330)
Income tax expense						(169)
Net income						$8,551

	Three Months Ended March 31, 2023
(in thousands)	Senior	Healthcare Services	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$185,200	$70,725	$36,950	$8,238	$(1,715)	$299,398
Operating expenses	(126,034)	(74,091)	(31,446)	(5,648)	(17,947)	(255,166)
Other income (expense), net	—	—	(201)	1	(6)	(206)
Adjusted EBITDA	$59,166	$(3,366)	$5,303	$2,591	$(19,668)	$44,026
Share-based compensation expense						(2,959)
Transaction costs						(433)
Depreciation and amortization						(7,098)
Loss on disposal of property, equipment, and software						(15)
Interest expense, net						(21,105)
Income tax expense						(3,152)
Net income						$9,264

	Nine Months Ended March 31, 2024
(in thousands)	Senior	Healthcare Services	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$541,705	$333,284	$115,855	$28,649	$(4,926)	$1,014,567
Operating expenses	(402,834)	(326,373)	(102,910)	(16,994)	(62,770)	(911,881)
Other income (expense), net	—	—	—	(1)	(50)	(51)
Adjusted EBITDA	$138,871	$6,911	$12,945	$11,654	$(67,746)	$102,635
Share-based compensation expense						(10,512)
Transaction costs						(7,629)
Depreciation and amortization						(18,591)
Loss on disposal of property, equipment, and software						(13)
Interest expense, net						(70,141)
Income tax benefit						1,143
Net loss						$(3,108)

	Nine Months Ended March 31, 2023
(in thousands)	Senior	Healthcare Services	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$486,541	$169,270	$107,780	$23,128	$(5,649)	$781,070
Operating expenses	(347,608)	(193,726)	(91,409)	(15,812)	(52,270)	(700,825)
Other income (expense), net	—	—	—	(1)	(117)	(118)
Adjusted EBITDA	$138,933	$(24,456)	$16,371	$7,315	$(58,036)	$80,127
Share-based compensation expense						(8,525)
Transaction costs						(3,003)
Depreciation and amortization						(21,087)
Loss on disposal of property, equipment, and software						(386)
Interest expense, net						(58,885)
Income tax benefit						1,053
Net loss						$(10,706)

SELECTQUOTE, INC. AND SUBSIDIARIES
Net Loss to Adjusted EBITDA Reconciliation
(Unaudited)

Guidance net loss to Adjusted EBITDA reconciliation, year ending June 30, 2024:

(in thousands)	Range
Net loss	$(34,000)	$(21,000)
Income tax benefit	(12,000)	(8,000)
Interest expense, net	96,000	94,000
Depreciation and amortization	26,000	24,000
Share-based compensation expense	14,000	13,000
Non-recurring expenses	10,000	8,000
Adjusted EBITDA	$100,000	$110,000